UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 2013 (October 22, 2013)

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

ITEM 8.01 Other Events

As previously disclosed, on July 18, 2013 Avalon Holdings Corporation (Avalon), through a wholly owned subsidiary, received two permits to drill, construct and operate two salt water injection wells. Avalon has determined that the estimated remaining costs to drill and construct the facilities will be approximately $5.0 million. Construction of the first well has begun and is continuing.

Also, as previously disclosed, Avalon formed a new Ohio limited liability company, AWMS Holdings, LLC, to act as a holding company to form and own a series of wholly owned subsidiaries that will own and operate salt water injection wells and facilities. AWMS Holdings, LLC has formed its first wholly owned subsidiary, AWMS Rt. 169, LLC, to own and operate the two salt water injection wells. Through a private placement offering of membership units in AWMS Holdings, LLC to accredited investors and internally contributed capital, AWMS Rt. 169, LLC has enough capital to complete construction of both wells. The wells are expected to be operational in January 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2013

Avalon Holdings Corporation

By:	/s/ Timothy C. Coxson
Timothy C. Coxson
Chief Financial Officer